EXHIBIT (21)--SUBSIDIARIES OF THE REGISTRANT
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                                                                   State of
                  Name                                          Incorporation
                  ----                                          -------------

         People's Trust Company                                   Indiana

         Union Bank and Trust Company of Indiana                  Indiana

         Regional Bank                                            Indiana

         Kentucky United Bancorp, Inc.                            Kentucky

         IUB Capital Trust                                        Delaware

         IUB Illinois Holdings, Inc.                              Indiana

         IUB Reinsurance Company, Ltd.                        Turks and Caicos

         The Insurance Group, Inc.                                Indiana

         People's Investment Company, Ltd.                        Bermuda

         Union Investment Company, Ltd.                           Bermuda